UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 12, 2018

CIRCOR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-14962	04-3477276
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

30 CORPORATE DRIVE, SUITE 200
BURLINGTON, MASSACHUSETTS 01803-4238
(Address of principal executive offices) (Zip Code)

(781) 270-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 8.01    Other Events.

Effective April 12, 2018, CIRCOR International, Inc. (the “Company”) entered into an interest rate swap pursuant to an International Swaps and Derivatives Association Master Agreement with Citizens Bank, National Association.  The four-year swap has a fixed notional value of $400.0 million with a maturity date of April 12, 2022 and where the fixed rate paid by the Company is 2.6475% and the variable rate received resets monthly to the greater of the one month LIBOR rate or 1.00%. The ISDA Master Agreement, together with its related schedules, contain customary representations, warranties and covenants. This hedging agreement was entered into to mitigate the interest rate risk inherent in the Company’s variable rate debt and is not for trading purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2018                 CIRCOR INTERNATIONAL, INC.

/s/ Rajeev Bhalla
By:     Rajeev Bhalla

Title:	Executive Vice President and Chief Financial Officer